EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

PARENT AND SUBSIDIARIES

(Included in the Consolidated Financial Statements and Wholly-owned)

National Presto Industries, Inc.

Eau Claire, Wisconsin (A Wisconsin Corporation)

Its Subsidiaries:

National Holding Investment Company

Wilmington, Delaware (A Delaware Corporation)

Its Subsidiaries:

Presto Manufacturing Company

Jackson, Mississippi (A Mississippi Corporation)

Jackson Sales and Storage Company

Jackson, Mississippi (A Mississippi Corporation)

Canton Sales & Storage Company

Canton, Mississippi (A Mississippi Corporation)

National Defense Corporation

Eau Claire, Wisconsin (A Wisconsin Corporation)

Its Subsidiaries:

AMTEC Corporation

Janesville, Wisconsin (A Wisconsin Corporation)

Its Divisions:

Amron

Antigo, Wisconsin

Tech Ord

Clear Lake, South Dakota

Its Subsidiaries:

Spectra Technologies LLC

East Camden, Arkansas (A Delaware Corporation)

AMTEC Less Lethal Systems, Inc.

Perry, Florida (A Wisconsin Corporation)

Presto Absorbent Products, Inc.

Eau Claire, Wisconsin (A Wisconsin Corporation)

Rusoh, Inc.

Eau Claire, Wisconsin (A Wisconsin Corporation)